   As filed with the Securities and Exchange Commission on February 5, 2001
                                                  Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  ----------

                            ALIGN TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                     94-3267295
 (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                              851 MARTIN AVENUE
                         SANTA CLARA, CALIFORNIA 95050
              (Address of principal executive offices) (Zip Code)

                           2001 STOCK INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                  ZIA CHISHTI
                            CHIEF EXECUTIVE OFFICER
                            ALIGN TECHNOLOGY, INC.
                              851 MARTIN AVENUE
                         SANTA CLARA, CALIFORNIA 95050
                    (Name and address of agent for service)
                                (408) 470-1000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
                                                                      Proposed             Maximum
                                                                       Maximum            Aggregate
Title of Securities to be                        Amount to be       Offering Price         Offering          Amount of
      Registered                                 Registered(1)       per Share(2)          Price(2)       Registration Fee
--------------------------------------------------------------------------------------------------------------------------
2001 Stock Incentive Plan
Common Stock, $0.0001 par value              12,171,362 shares            $13.69      $166,625,946              $ 41,657

Employee Stock Purchase Plan
Common Stock, $0.0001 par value               1,500,000 shares            $13.69      $ 20,535,000              $  5,134
                                             -----------------                                                  --------

                                             13,671,362 shares            Aggregate Registration Fee            $ 46,791
--------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1993 Act") on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on February 1, 2001 as reported by the Nasdaq National Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          ALIGN TECHNOLOGY, INC. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

   (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the 1933 Act filed with the Commission on January 26, 2001, in connection with the Registrant's Registration Statement No. 333-49932 on Form S-1, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

   (b) The Registrant's Registration Statement No. 000-32259 on Form 8-A12G filed with the Commission on January 25, 2001, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII of the Amended and Restated Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.

The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant expects to enter into indemnification agreements with its directors. The indemnification agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant expects to obtain insurance covering directors and officers for claims they may otherwise be required to pay or for which the Registrant is required to indemnify them.

Item 7.   Exemption from Registration Claimed

          Not Applicable.

Item 8.   Exhibits

Exhibit
Number    Exhibit
-------   -------
   4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-32259 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

   5      Opinion of Brobeck, Phleger & Harrison LLP.

  23.1    Consent of PricewaterhouseCoopers LLP, Independent Public
          Accountants.

  23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
          Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1    2001 Stock Incentive Plan.

  99.2    Employee Stock Purchase Plan.

Item 9.   Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Stock Incentive Plan, and/or the Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 5th day of February, 2001.

                                       ALIGN TECHNOLOGY, INC.


                                       By:  /s/ ZIA CHISHTI
                                          --------------------------------------
                                          Zia Chishti
                                          Chief Executive Officer and
                                          Chairman of the Board


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Align Technology, Inc., a Delaware corporation, do hereby constitute and appoint Zia Chishti and Stephen Bonelli and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                              DATE
---------                                       -----                                              ----
/s/ ZIA CHISHTI                     Chief Executive Officer and                               February 5, 2001
------------------------------      Chairman of the Board (Principal
Zia Chishti                         Executive Officer)


/s/ STEPHEN BONELLI                 Chief Financial Officer and                               February 5, 2001
------------------------------      Vice President, Finance (Principal Financial
Stephen Bonelli                     and Accounting Officer)


/s/ KELSEY WIRTH                    President                                                 February 5, 2001
------------------------------
Kelsey Wirth

SIGNATURE                                       TITLE                                              DATE
---------                                       -----                                              ----
/s/ Brian Dovey                     Director                                                 February 5, 2001
------------------------------
Brian Dovey


/s/ Joseph Lacob                    Director                                                 February 5, 2001
------------------------------
Joseph Lacob


/s/ Mark Logan                      Director                                                 February 5, 2001
------------------------------
Mark Logan


/s/ H. Kent Bowen                   Director                                                 February 5, 2001
------------------------------
H. Kent Bowen

                                 EXHIBIT INDEX



Exhibit
Number         Exhibit
-------        -------

   4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-32259 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

   5           Opinion of Brobeck, Phleger & Harrison LLP.

  23.1         Consent of PricewaterhouseCoopers LLP, Independent Public
               Accountants.

  23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

  24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

  99.1         2001 Stock Incentive Plan.

  99.2         Employee Stock Purchase Plan.